FIRST AMENDMENT TO LEASE


I.   PARTIES AND DATE.

     This First Amendment to Lease (the "Amendment") dated _________________, 1998, is by and between THE IRVINE COMPANY ("Landlord"), and CELERITY SOLUTIONS, INC., a California corporation, dba Somerset Software ("Tenant").

II.  RECITALS.

     On September 11, 1998, Landlord and Tenant entered into a lease ("Lease") for space in a building located at 7545 Irvine Center Drive, Suite 250, Irvine, California ("Suite 250").

     Landlord and Tenant each desire to modify the Lease to change the location of the "Premises" under the Lease from Suite 250 to space comprising approximately 6,209 rentable square feet within a building located at 20 Fairbanks, Suite 187, Irvine, California, to adjust the Basic Rent, and make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III. MODIFICATIONS.

     A. Premises. Effective as of December 1, 1999, all references to the "Premises" under the Lease shall be deemed to refer to the premises described in
Section III(C)(1) below ("Suite 187" herein).

     B. Building. Effective as of December 1, 1999, all references to the "Building" under the Lease shall be deemed to refer to the building located at 20 Fairbanks, Irvine, California.

     C. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

          1. Effective as of December 1, 1999, Item 1 shall be deleted in its entirety and substituted therefor shall be the following:

               "1. Premises: Suite No. 187 (the Premises are more particularly described in Section 2.1)

               Address of Building: 20 Fairbanks, Irvine, CA 92618"

          2. Effective as of December 1, 1999, Item 2 shall be deleted in its entirety and substituted therefor shall be the following:


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               2. Project Description (if applicable): Tripointe"

          3.   Item 4 is hereby amended by adding the following:

               "Commencement Date for Suite 187: December 1, 1999."

          4. Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

               "5.  Lease Term:  The Term of this Lease shall expire at midnight

          5. Effective as of December 1, 1999, Item 6 shall be deleted in its entirety and substituted therefor shall be the following:

               "6. Basic Rent: Eighteen Thousand Six Hundred Twenty-Seven Dollars ($18,627.00) per month, based on $3.00 per rentable square foot.

               Basic Rent is subject to adjustment as follows:

               Commencing April 1, 2000, the Basic Rent shall be Nine Thousand Three Hundred Fourteen Dollars ($9,314.00) per month, based on $1.50 per rentable square foot.

               Commencing December 1, 2000, the Basic Rent shall be Nine Thousand Six Hundred Twenty-Four Dollars ($9,624.00) per month, based on $1.55 per rentable square foot.

               Commencing December 1, 2001, the Basic Rent shall be Nine Thousand Nine Hundred Thirty-Four Dollars ($9,934.00) per month, based on $1.60 per rentable square foot.

               Commencing December 1, 2002, the Basic Rent shall be Ten Thousand Two Hundred Forty-Five Dollars ($10,245.00) per month, based on $1.65 per rentable square foot.

          6. Effective as of December 1, 1999, Item 8 shall be deleted in its entirety and substituted therefor shall be the following:

               "8. Floor Area of Premises: Approximately 6,209 rentable square feet."


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          7.   Effective as of December 1, 1999, Item 14 shall be deleted in its entirety and substituted therefor shall be the following:

               "14. Vehicle Parking Spaces: Twenty-Four (24)"

     D. Sections Deleted. The following Sections of the Lease are hereby deleted in their entirety and ---------------- shall have no further force or effect:
Sections 2.4, 2.5, 3.3 and 5.2(b) of the Lease.

     E. Termination of Suite 250. Landlord and Tenant agree that the rights and obligations of the parties under the Lease with respect to Suite 250 shall terminate in their entirety, effective as of midnight on the day preceding the Commencement Date for Suite 187, provided that such termination shall not relieve Tenant of (a) any accrued obligation or liability under the Lease with respect to Suite 250 as of said termination date, or (b) any obligation under the Lease with respect to Suite 250 which was reasonably intended to survive the expiration or termination thereof. Tenant understands and agrees that is shall completely vacate Suite 250 by midnight on the day preceding the Commencement Date for Suite 187 and shall, at Tenants sole cost and expense, (a) remove all property therefrom in accordance with the provisions of Section 15.3 of the Lease, (b) repaint Suite 250 utilizing building standard paint, (c) repair any damage to Suite 250, including, but not limited to the walls and carpet, and (d) shampoo the carpet in Suite 250.

     F. Floor Plan of Premises. Effective as of December 1, 1999, Exhibit A attached to the Lease is deleted and is substituted by the Revised Exhibit A attached to this Amendment.

     G. Project Site Plan. Effective as of December 1, 1999, Exhibit Y attached to the Lease is deleted and is substituted by the Revised Exhibit Y attached to this Amendment.

     H. Acceptance of Premises. Tenant acknowledges that Suite 187 shall be leased to Tenant in an "as-is" condition without further obligation on Landlord's part as to improvements whatsoever, except that Landlord shall shampoo the carpet in Suite 187 and repaint Suite 187 utilizing building standard paint.

IV.      GENERAL.

     A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

     B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared


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to be an  original;  all,  however,  shall  constitute  but  one  and  the  same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

     D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

     E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

     F. Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

V.   EXECUTION.

     Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.


LANDLORD:                                         TENANT:

THE IRVINE COMPANY                                   CELERITY SOLUTIONS, INC.,
                                                     a Delaware corporation



By______________________________________             By_________________________
  Robert E. Williams, Jr., President,
  Irvine Industrial Company, a division              Title______________________
  of The Irvine Company


By____________________________________               By_________________________
  Nancy E. Trujillo,
  Assistant Secretary                                Title______________________